Exhibit No. 11

                                    CNS, INC.
               Computation of Net Income per Share of Common Stock
                                   (unaudited)

                                           Three Months Ended          Six Months Ended
                                                 June 30,                   June 30,
                                       -------------------------   -------------------------
                                           1998          1997          1998         1997
                                       -----------   -----------   -----------   -----------
NET INCOME
   Net income                          $   815,888   $ 2,613,473   $   831,174   $ 3,934,966
                                       ===========   ===========   ===========   ===========



BASIC EARNINGS PER SHARE:
   Weighted average number of common
      shares outstanding
                                        18,445,000    19,277,000    18,419,000    19,241,000
                                       ===========   ===========   ===========   ===========

   Basic earnings per share            $       .04   $       .14   $       .05   $       .20
                                       ===========   ===========   ===========   ===========



DILUTED EARNINGS PER SHARE
   Weighted average number of common
      shares outstanding                18,445,000    19,277,000    18,419,000    19,241,000
   Incentive stock options                  66,000       436,000        81,000       485,000
   Nonqualified stock options               97,000       266,000       132,000       296,000
                                       -----------   -----------   -----------   -----------
                                        18,608,000    19,979,000    18,632,000    20,022,000
                                       ===========   ===========   ===========   ===========

   Diluted earnings per share          $       .04   $       .13   $       .04   $       .20
                                       ===========   ===========   ===========   ===========


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